UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S. Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Green Tree Assets

On September 13, 2022, the Company and a newly-formed subsidiary thereof entered into an Asset Purchase Agreement (“APA”) with Ancient Alternatives LLC (“Ancient”), Natural Alternatives For Life, LLC, (“Natural”), Mountainside Industries, LLC (“Mountainside”), Hillside Enterprises, LLC (“Hillside”), and GT Creations, LLC (“GT Creations”), each a Colorado limited liability company (“Green Tree Entities”), pursuant to which the Company agreed to purchase substantially all of the assets of the Green Tree Entities (“Green Tree Acquisition”). The purchase price in connection with the Green Tree Acquisition consists of cash equal to $500,000 payable at closing; 17,977,528 shares (“Buyer Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), deliverable at closing; and an additional $3,500,000 in cash in fifteen (15) equal monthly payments commencing on the 9-month anniversary of the closing. The number of Buyer Shares is subject to adjustment based upon a formula specified in the APA. The APA provides that the Company will assume certain liabilities at closing, including certain manufacturing agreements between GT Creations and affiliates of the Green Tree Entities. The Green Tree Acquisition is subject to certain conditions, including regulatory approval of the Colorado Marijuana Enforcement Division. The APA provides for multiple closings in the event that applicable regulatory approvals in respect of separate Green Tree Entities occur at different times.

As part of the Green Tree Acquisition, the Company has agreed, upon the closing, to enter into two-year employment agreements with each of Allyson Feiler and Loree Schwartz, equity principals of the Green Tree Entities (“Employment Agreements”). Ms. Feiler will be employed by the Company as its Chief Marketing Officer at an annual base salary of $225,000, with an agreed one-time bonus equal to $383,071.43, payable within 30 business days following the completion of the cannabis license transfers held by Ancient, Natural, Mountainside and GT Creations. Ms. Schwartz will be employed by the Company as its Chief Compliance Officer at an annual base salary of $150,000, also with an agreed one-time bonus equal to $383,071.43, payable within 30 business days following the completion of the cannabis license transfers held by Ancient, Natural, Mountainside and GT Creations. Both Employment Agreements also provide for severance payouts up to the full initial two-year term in the event of a termination without ‘Cause’ or for ‘Good Reason’ (as such terms are defined therein) during the initial term. In addition, the Company has agreed, upon the closing, to enter into consulting agreements (“Consulting Agreements”) with each of (i) CMD Consulting Services, Inc., pursuant to which consultant will be paid a one-time consulting fee equal to $47,619.05 within 30 days following the closing of each of Ancient, Natural and Hillside; and (ii) Silverfox LLC pursuant to which consultant will be paid a one-time consulting fee equal to $186,238.09 within 30 days following the closing of each of Ancient and Natural.

The foregoing descriptions of the APA, Employment Agreements and Consulting Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is annexed hereto as Exhibits 10.1 – 10.5, respectively, and are incorporated herein by reference.

Senior Secured Convertible Notes and Warrants Offering

On September 15, 2022, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with accredited investors (“Investors”), pursuant to which the Company agreed to issue and sell senior secured convertible notes (the “Notes”) with an aggregate principal amount of $13,500,000 (“Principal Amount”) to such Investors (“Note Offering”), in exchange for payment to the Company by certain Investors of an aggregate amount of $10,587,250 in cash, as well as cancellation of outstanding indebtedness in the aggregate amount of $2,912,750 represented by certain prior promissory notes issued by the Company in December 2020 and April 2020.   The Note Offering closed on September 16, 2022.

In connection with the Note Offering, Investors received warrants (the “Warrants”) to purchase shares of the Company’s common stock equal to 20% coverage of the aggregate principal amount at $0.70 per share, which equals an aggregate of warrants to purchase 3,857,150 shares of the Common Stock. The lead Investor (“Lead Investor”) received an additional 10% warrant coverage on the aggregate principal amount of Notes for total additional warrants to purchase 1,928,571 shares of Common Stock. The Lead Investor also will receive a five percent cash fee on the aggregate principal amount of Notes, payable by the Company; one-half of such fee may be deferred by the Company for up to five months from the closing.

The Notes will bear interest at an annual rate of 12% and will mature on September 16, 2026 (the “Maturity Date”).   Investors have the option to convert up to 50% of the outstanding unpaid principal and accrued interest of the Notes into Common Stock at a fixed conversion price equal to $1.00 per share. The Warrants are exercisable at an exercise price of $0.70 per Warrant, subject to adjustment as provided in the Warrants, at any time prior to the earlier of the Maturity Date and an Acquisition (as defined in the Warrants).

Payment on the Notes is secured by substantially all of the assets of the Company pursuant to a Security Agreement by and among the Company and the Investors.

The Company, the Lead Investor and the escrow agent entered into a first escrow agreement dated September 15, 2022 (“First Escrow Agreement”), pursuant to which the Lead Investor deposited $13,500,000 into escrow pending completion of required audited financial statements for the Green Tree Entities.

The parties also entered into a second escrow agreement (“Second Escrow Agreement”) on September 16, 2022 pursuant to which $2.5 million of the Principal Amount is to be held in escrow pending completion of, and for payment of a portion of the cash consideration in respect of, the Green Tree Acquisition; and an additional $1.2 million is be held in escrow pending completion of a second potential acquisition. The Second Escrow Agreement is subject to certain end dates as provided therein.

The foregoing descriptions of the Securities Purchase Agreement, Notes, Warrants, Security Agreement, First Escrow Agreement, and Second Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, each of which is annexed hereto as Exhibits 10.6 – 10.12, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Notes is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Warrants is incorporated herein by reference. The Warrants, and any shares of Common Stock issued upon exercise of the Warrants, if applicable, will be issued to the Investors in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2022, the Company entered into a new consulting arrangement with Adam Hershey, its Interim Chief Executive Officer. Pursuant to Mr. Hershey’s new Consulting Agreement with the Company (through an affiliate), Mr. Hershey will continue to serve as the Company’s Interim Chief Executive Officer with compensation equal to $200,000 per annum, payable by the Company monthly. The term of the Consulting Agreement is for a period of one year, with automatic six-month renewals thereafter unless terminated by either party. The Company has also agreed to extend warrants to purchase 7,280,007 shares of Common Stock held by an affiliate of Mr. Hershey for an additional two years until May 29, 2027. The exercise price and all other terms and conditions of such warrants will remain unchanged.

On September 16, 2022, the Company appointed Edward Myers, 63, as its Chief Operating Officer. Mr. Myers previously served as a consultant to the Company. Mr. Myers (through an affiliate) and the Company entered into a new Consulting Agreement with the Company, pursuant to which Mr. Myers will receive compensation equal to $200,000 per annum, payable by the Company monthly. The term of the Consulting Agreement is for a period of one year, with automatic six-month renewals thereafter unless terminated by either party.

From 2010 – present, Mr. Myers has worked in the FinTech industry at a board and interim CEO level to prepare the businesses for liquidity events, as well as advising on buy-side transactions. From 2004- 2010, Mr. Myers served as the President for Global Payments North America (NYSE: GPN). During this time, Mr. Myers also served as Chairman of the Board for Comerica Merchant Services as well as CEO & Chairman of the Board for Global Gaming Services. He also served as Managing Director of Pay Anywhere LLC, a mobile credit card processor (North American Bancard). From 1998 – 2002, Mr. Myers served as Executive Vice President of Spherion Assessment Group (NYSE: SFN), a business unit of Spherion Inc., a recruiting and staffing service. Mr. Myers also previously served as the Divisional Executive Vice President of Merchant Services of National Processing Company (NYSE: NPC), a payment processing company, from 1992-1996.

There are no family relationships between Mr. Myers and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Myers pursuant to Item 404(a) of Regulation S-K other than with respect to his retention by the Company, as summarized above.

The foregoing description of the Consulting Agreement relating to each of Messrs. Hershey and Myers does not purport to be complete and is qualified in its entirety by reference to the full text of each such Consulting Agreement, annexed to this Form 8-K as Exhibit 10.12 and 10.13, respectively, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(b)Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated September 13, 2022 by and among the Company and the Green Tree Entities party thereto.
10.2	Form of Employment Agreement between the Company and Allyson Feiler.
10.3	Form of Employment Agreement between the Company and Loree Schwartz.
10.4	Form of Consulting Agreement between the Company and CMD Consulting Services, Inc..
10.5	Form of Consulting Agreement between the Company and Silverfox LLC.
10.6	Form of Securities Purchase Agreement dated September 15, 2022 by and among the Company and Investors party thereto.
10.7	Form of Senior Secured Convertible Promissory Note of the Company.
10.8	Form of Warrant of the Company.
10.9	Form of Security Agreement by and among the Company and Investors.
10.10	Form of First Escrow Agreement by and among the Company, Lead Investor and Day & Associates, LLC, as escrow agent.
10.11	Form of Second Escrow Agreement by and among the Company, Investors and Day & Associates, LLC, as escrow agent.
10.12	Consulting Agreement dated September 16, 2022, by and between the Company and Hershey Management 1, LLC.
10.13	Consulting Agreement dated September 16, 2022, by and between the Company and CRM LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2022

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer